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                                                                   Exhibit 10.10


                                             January 30, 1994


The Penn Traffic Company
1200 State Fair Boulevard
Syracuse, New York  13221-4737

Dear Sirs:

     This agreement (the "Agreement") is to confirm the engagement of Miller Tabak Hirsch + Co. ("MTH") to provide financial advisory, strategic planning and management services to The Penn Traffic Company ("Penn Traffic") for a term commencing on January 30, 1994 and continuing to and including January 28, 1995 (the "Term").

     For services rendered pursuant to this Agreement, MTH will receive from Penn Traffic an annual fee to $1,357,100. The annual fee shall be paid in twelve monthly installments on the first business day of each calendar month during the Term.

     In addition to the annual fee provided for above, Penn Traffic will pay, or reimburse MTH for, all reasonable out-of-pocket expenses incurred by MTH in performing services pursuant hereto, including fees and disbursements of its counsel, upon the submission, from time to time, of a bill or bills therefor.

     It is expressly understood and agreed that this Agreement and the fee to be paid hereunder relate to the ongoing services performed by MTH and its employees for Penn Traffic on a day-to-day basis and that MTH may additionally

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The Penn Traffic Company                                                 2.


be engaged to perform investment banking services relating to specific transactions, including, without limitation, an acquisition or disposition of assets or of a business or businesses, the public offering or private placement of securities or the negotiation or renegotiation of bank or other debt financing. In the event of such additional engagement of MTH in connection with a specific transaction, MTH will be entitled to such fees, in addition to those provided for herein, as Penn Traffic and MTH shall, in each such instance, agree.

     Any financial or other advice rendered by MTH pursuant to this Agreement may not be disclosed publicly in any manner without MTH's prior written approval and will be treated by Penn Traffic as confidential. Penn Traffic will provide MTH with all financial and other information requested by MTH for the purpose of rendering its services pursuant to this Agreement. All non-public information given to MTH by Penn Traffic will be treated by MTH as confidential. MTH may rely, without independent verification, on the accuracy and completeness of all information that is publicly available or is furnished to it by Penn Traffic.

     If, in connection with any services or matters that are the subject of this Agreement, MTH becomes involved in any capacity in any action or legal proceedings, Penn Traffic agrees to reimburse MTH for the reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by MTH, upon submission, from time to time, of a bill or bills therefor. Penn Traffic also agrees to indemnify and hold MTH harmless against any losses, claims, damages or liabilities, joint or several, to which MTH may become subject in connection with the services or matters which are the subject of this Agreement; provided, however, that Penn Traffic shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability resulted from MTH's willful misfeasance or gross negligence. In the event that the foregoing indemnity is unavailable or insufficient to hold MTH harmless, then Penn Traffic shall contribute to amounts paid or payable by MTH in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, and fault of, Penn Traffic, on the one hand, and MTH, on the other hand, in connection with the matters as to

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The Penn Traffic Company                                                 3.


which such losses, claims, damages or liabilities relate and other equitable considerations. The agreements of Penn Traffic in this paragraph shall be in addition to any liability that Penn Traffic may otherwise have and shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control MTH.

     It is expressly understood and agreed that MTH provides and will continue to provide financial, investment and consulting services, similar to those provided for herein, to others and is compensated by such persons on terms which may be more or less favorable to MTH than those provided for herein.


     Neither MTH nor Penn Traffic shall be permitted to assign their rights or obligations under this Agreement without the consent of MTH, in the case of a proposed assignment by Penn Traffic, or the consent of Penn Traffic, in the case of a proposed assignment by MTH. Any consent to a proposed assignment requested hereunder shall not be unreasonably withheld by the party from whom such consent is requested.

     If the foregoing is consistent with your understanding of the agreement among us with respect to the subject of this letter, please so indicate where indicated below, whereupon this will constitute a binding agreement among us.

                                                   Sincerely yours,

                                                   MILLER TABAK HIRSCH + CO.


                                                   By: /s/ Martin A. Fox
                                                      -------------------------
                                                     Martin A. Fox
                                                     Executive Vice President


Accepted and Agreed as of the
date first written above

THE PENN TRAFFIC COMPANY


By: /s/ Claude J. Incaudo
   ----------------------------
   Claude J. Incaudo
   President